EXHIBIT 99.2

AGREEMENT

AGREEMENT dated as of this 21st day of November, 1989, by and between FRISCH’S RESTAURANTS, INC., an Ohio corporation, (the “Company”), and CRAIG F. MAIER (the “Executive”).

WITNESSETH THAT:

WHEREAS, the Company wishes to retain well-qualified executive and key personnel and to assure both itself and the Executive of continuity of management in the event of any actual or threatened change in control of the Company;

WHEREAS, the persons in control of the Company subsequent to a change in control of the Company may be unwilling to recognize fully the past contributions of the Executive or reward the Executive upon his termination from employment with severance payments that the Board of Directors of the Company would normally deem appropriate in such extraordinary circumstances;

WHEREAS, any change in control of the Company is likely to occur pursuant to a tender offer for the Company’s stock at a substantial premium over the market price for said stock, and the Executive’s contributions in the past have and after the signing of this Agreement will have largely aided in creating the premium a tender offerer is willing to pay, and such contributions should be rewarded by the Company;

NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

1.	Operation and Term of Agreement. This Agreement shall be effective immediately upon its execution, but anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change in Control of the Company, as such term is defined below. This Agreement has no specific term, but shall terminate if, prior to a Change in Control of the Company, the employment of the Executive with the Company shall terminate.

2.	Change in Control. The term “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), as in effect on the date of this Agreement or, if Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred on the date when (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or group of such “persons” (other than the Company or its subsidiaries as such term is defined in the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 130-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% of more of the voting power of the Company’s then outstanding securities [; provided, however, that any such acquisition that was approved prior to such acquisition by at least two-thirds of the directors in office prior to the time such “person” or group of “persons” became the beneficial owner, directly or indirectly, of securities of the Company representing more than 5% of the voting power of the Company’s then outstanding securities shall not be deemed a Change in Control]; or (b) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of Directors in office at the beginning of the period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period.

3.	Employment. The Company hereby agrees either; (1) to continue the Executive in its employ and the Executive, subject to his termination rights set forth in Section 5, hereby agrees to remain in the employ of the Company, for the period commencing on the date of the Change of Control of the Company and ending on the earlier to occur of the third anniversary of such date or the 70th birthday of the Executive (the “Employment Period”), and the Company shall permit the Executive to, and the Executive shall, exercise such authority and perform such executive duties as are at least commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the date of Change in Control of the Company, which services shall be performed at the location where the Executive was employed immediately prior to the effective date of this Agreement, with compensation and perquisites, as specified in Section 4, or (2) to employ the Executive on such other terms and conditions as the Executive and the Company shall agree or (3) pay the Executive the Termination Payments specified in Section 6; provided, however, that no such payments shall be required if the employment of the Executive is terminated due to death, physical or mental incapacity or cause (as defined in Section 5). If the Company elects to continue the employment of the Executive pursuant to (1) above, then during the Employment Period the Executive shall devote his full business time to his executive duties as described herein and perform such duties faithfully and efficiently. It is understood, however, that the Executive may be a director of other corporations and engage in charitable, civic and similar pursuits if such activities do not interfere unduly with his devoting his best efforts to the business of the Company.

4.	Compensation, Compensation Plans, Perquisites. During the Employment Period, the Executive shall be compensated as follows:

a)	He shall receive an annual salary which is not less than his base annual salary immediately prior to the date of the Change of Control, with increases, from time to time after the Change of Control, in accordance with the Company’s regular practices with respect to other executives.

b)	He shall be eligible to participate on a reasonable basis in incentive compensation, stock option, and other plans which provide opportunities to receive compensation which are the greater of the opportunities provided by the Company for executives with comparable duties after the Change of Control and the opportunities under any such plans in which he was participating immediately prior to the Change in Control.

c)	He shall be entitled to receive employee benefits (including, but not limited to, medical, medical reimbursement, retirement, disability and life insurance benefits) and perquisites (including, but not limited to, vacation, reimbursement, expense account, secretarial support, and office support) which are the greater of the employee benefits and perquisites provided by the Company to executives with comparable duties after the Change of Control and the employment benefits and perquisites to which he was entitled immediately prior to the Change in Control.

In the event that the Executive is not permitted to participate in any such plan or program, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs.

5.	Termination. The term “Termination” shall mean termination during the Employment Period by the Company of the employment of the Executive with the Company for cause (as defined below) or for any reason including death, physical or mental incapacity that renders the Executive unfit to carry out his duties for a period of at least 120 consecutive calendar days and which is expected to remain as a permanent disability as certified by a qualified physician, and such term shall include resignation of the Executive upon the occurrence of any of the following events after a Change in Control:

a)	An assignment to the Executive of any duties inconsistent with, or a significant change in the nature or scope of the Executive’s authorities or duties from, the duties held by the Executive immediately prior to the Change in Control of the Company which Executive in good faith determines to be an undesirable assignment or change provided the Executive provides the Company with at least 10 business days notice of his determination and an opportunity to cure within that time period;

b)	A reduction in the Executive’s base annual salary, incentive compensation opportunity or other benefits or perquisites as defined in Section 4 above as were in effect immediately prior to the Change in Control or as the same may be increased from time to time;

c)	Failure of the Company to comply with the provisions of this Agreement or the failure of the Company to obtain the assumption of the commitment to perform this Agreement by any successor corporation.

The term “Termination” shall also include resignation of the Executive after the expiration of six months from the Change in Control based on a good faith determination by the Executive that as a result of the Change in Control he is unable to discharge effectively his then current duties or the duties which he performed immediately prior to the Change in Control. The word “cause” shall mean an act of dishonesty or fraud, constituting a crime under applicable state or federal law by the Executive or the intentional refusal to perform his duties, which act or refusal has a material adverse effect on the Company. The word “intentional” shall mean an act or failure to act in bad faith and without a reasonable belief that the act or omission was in the interest of the Company. In any event, termination for cause shall be effected only by action of the Board of Directors after the Executive has had an opportunity to be heard and shall be subject to judicial review as specified below. Conduct of the Executive in connection with actions taken in response to a possible Change in Control that were approved by members of the Board of Directors prior to the Change in Control shall not, under any circumstances, be deemed conduct giving rise to Termination for cause.

The “Date of Termination” shall mean:

a)	If the Executive is terminated by the Company, the date specified in the notice of Termination; and

b)	If the Executive’s employment is terminated for any other reason, the date on which a notice of Termination is given.

In the event that the Company terminates the employment of the Executive for cause and, within 30 days after the notice of termination is given, the Executive notifies the Company that he disputes such termination, the Company and the Executive shall remain subject to the obligations set forth in Section 3 hereof and the Executive shall remain entitled to receive the compensation and other benefits provided under Section 4 hereof until a final and binding judgment is rendered by a court of competent jurisdiction. If the court finds that the termination was properly for cause as defined herein all payments subsequent to termination to which the Executive would not otherwise be entitled shall be recoverable by the Company.

6.	Termination Payments. In the event of a Termination, the Company shall, in addition to any amounts due for the period prior to the Date of Termination, pay to the Executive and provide him with the following:

a)	Salary: A lump sum payment equal to the present value, based on a discount rate equal to the annualized yield on the Date of Termination for the Money Market Account offered by Star Bank N A (the “Discount Rate”), of the product of (i) the Executive’s annual rate of salary in effect at the Date of Termination of Change in Control, whichever is higher, multiplied by (ii) the number of years (including partial years) remaining in the Employment Period. This payment shall be made within 15 days after the Date of Termination.

b)	Incentive Compensation. A lump sum payment equal to the present value, based on the Discount Rate and the time for payment pursuant to the Executive’s election provided below, of any incentive compensation payable to the Executive pursuant to an agreement or Company plan for the remainder of the Employment Period (including pro rata payments for partial years) assuming the Executive would be paid for each period an amount equal to either (i) the average of the three highest annual incentive awards earned during the five years prior to the Date of Termination or Change in Control, whichever is higher; (ii) the incentive award which would have been earned by the Executive if his employment had continued until the end of the Agreement or, in the case of a Company plan, until the end of the first plan period expiring after the Date of Termination, as elected by the Executive not later than 30 days after being advised in writing by the Company of the amount determined under clause (ii). This payment shall be made within 15 days after notice to the Company of the Executive’s election. The Executive shall be entitled to any awards previously deferred in accordance with the terms of the Agreement or Company plan or both. Payments applicable to long term performance plans expiring in years subsequent to the expiration of the Employment Period will be forfeited.

c)	Retirement Plans: The pension benefits payable to the Executive under the Company’s executive retirement plans shall be determined as if the Executive had continued in the employ of the Company at the same salary and incentive compensation as in effect on the Date of Termination or Change in Control, whichever is higher, until the end of the Employment Period.

d)	Medical Insurance and Reimbursement: The Executive’s medical insurance and coverage by the medical reimbursement plan shall continue after the Date of Termination at Company expense until he is eligible for Medicare, provided that, if the Executive is under age 55 at the Date of Termination, coverage shall cease when the Executive becomes covered by another plan.

e)	Group Life and Disability Insurance: The Executive shall be entitled to group life and disability insurance after the Date of Termination in accordance with Company policy for persons retiring after age 55 in effect on the Date of Termination or Change in Control, whichever is more favorable, whether or not the Executive is over age 55 on the Date of Termination.

In the event that Executive cannot be paid any of the amounts called for by this Section or be granted the benefits or coverage under the plans specified in this Section due to the provisions of applicable law, any such plans or otherwise, the Company shall pay to the Executive a lump sum equal to the present value (using the above-mentioned Discount Rate) of the difference between the amounts called for by this Section or the costs expected to be incurred by the Executive in obtaining benefits or coverage of his own similar to that which would have been provided under this Section. Interest shall be paid on any unpaid amounts provided for under this Section at 2% per month until such amounts are paid in full to the Executive.

7.	Confidentiality. The Executive agrees that during and after the Employment Period he will not divulge or appropriate to his own use or the use of others any secret of confidential information or knowledge pertaining to the business of the Company obtained during his employment by the Company, except that this restriction will not apply to information generally known to the public or made public through no fault of the Executive, or to information required to be disclosed pursuant to an applicable law or order or to information which the Executive reasonably believes must be disclosed in order to enforce this Agreement.

8.	No Mitigation; No Reduction in Benefits. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

Because the amounts and benefits payable hereunder are severance payments as determined by the Board, the Company shall not be entitled to reduce or offset any amounts earned by Executive, or benefits payable to Executive, in the event that he should obtain other employment or support.

9.	Legal Expenses. The Company is aware that upon the occurrence of a Change in Control the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or any cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable or may take, or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, and that Executive has complied with all of his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice (which may be counsel with which the Company previously had a attorney-client relationship) at the expense of the Company as provided in this Section 9, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, Officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive’s entering into an attorney-client relationship with such counsel, and that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall make such payments or reimbursements on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, even if the proceedings are not yet complete.

10.	Notices. Any notices, requests, demands and other communication provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has furnished to the Company or, in the case of the Company, at its principal executive offices.

11.	Non-alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

12.	Non-assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 13 herein.

13.	Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business or assets or both.

14.	Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Ohio.

15.	Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

16.	Limitation of Remedies of the Company. The Company’s remedies hereunder for a breach of this Agreement by the Executive shall be limited to the right to terminate the Executive’s employment hereunder. Under no circumstances shall the Company have the right to offset or reduce any amounts or benefits owed hereunder to the Executive.

17.	Enforcement by Legal Representatives, Executors and Administrators. Any rights of the Executive hereunder may be enforced by the Executive’s legal representatives or by the Executors or administrators of his estate. In the event the Executive is deceased all amounts and benefits to be received by the Executive hereunder shall be paid by the Company in a lump sum (determined as a present value using the above-mentioned Discount Rate) to the said executors or administrators as the case may be within 90 days of the date of the Executive’s death.

18.	Amendment, Waiver and Discharge. This Agreement cannot be amended, changed, modified, waived or discharged in any respect except by an agreement of such amendment, change, modification, waiver or discharge shall be sought.

19.	Security for Company’s Obligations. Upon the acquisition of 5% of the outstanding shares of the common stock of the Company by any person who did not hold at least 5% of such chares on August 3, 1984, the Company shall provide and maintain in effect at least until the Executive’s 75th birthday an irrevocable letter of credit from a bank with assets of at least $1,000,000,000, a surety bond from a surety company acceptable to the Executive, or an insurance policy from an insurance company acceptable to the Executive in an amount sufficient to fund the Company’s obligations under this Agreement.

20.	Notwithstanding any other provision of this Agreement, the total compensation and other benefits payable to Executive under this Agreement, and all other Agreements between Executive and Company, shall not exceed the maximum amount which may be paid Executive without such payment constituting a “parachute payment” as such term is defined in Section 280G of the internal Revenue Code of 1954, as amended, or in any successor provision. If, as a result of this limitation, Executive is entitled to receive some but not all of the compensation and other benefits authorized by this and all other Agreements between Executive and Company, Executive may direct the Company as to which items shall be paid to him and which shall be forfeited.

IN WITNESS WHEREOF, the Executive and, pursuant to the authorization of its Board of Directors, the Company have executed this Agreement as of the day and year first above written.

/s/ Craig F. Maier
Craig F. Maier

FRISCH’S RESTAURANTS, INC.

By:	/s/ Louis J. Ullman
Louis J. Ullman
Sr. Vice President-Finance

Date:	03/17/06